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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                SEPTEMBER 1, 2000
                Date of report (Date of earliest event reported)


                                 TELIDENT, INC.
               (Exact Name of Registrant as Specified in Charter)




           MINNESOTA                   0-20887               41-1533060
  (State or Other Jurisdiction      (Commission             (IRS Employer
        of Incorporation)           File Number)       Identification Number)





                        TEN SECOND STREET N.E., SUITE 212
                          MINNEAPOLIS, MINNESOTA 55413
          (Address of Principal Executive Offices, including Zip Code)




                                 (612) 623-0911
              (Registrant's Telephone Number, including Area Code)

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ITEM 5.  OTHER EVENTS

         Telident has announced that it will distribute approximately $70,000 as a liquidating distribution to shareholders of record as of the close of business on September 27, 2000. Based upon the number of shares outstanding, Telident expects this distribution will amount to approximately $0.014 per share.

         Telident began the dissolution process following its sale of assets to Teltronics, Inc. in May 2000. After the close of business on September 27, 2000, Telident plans to deregister its common stock under the Securities Exchange Act of 1934, as amended, and file Articles of Dissolution with the State of Minnesota. As a consequence, Telident expects that September 27, 2000, will be the last day of trading in its common stock.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on September 1, 2000.

                                       TELIDENT, INC.



                                       By: /s/ Mark W. Sheffert
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                                               Mark W. Sheffert
                                               Chairman